Exhibit 99.1

HubSpot’s Momentum Accelerates in Q4 2014 with 53% Revenue Growth and 35% Customer Growth

CAMBRIDGE, MA (February 11, 2015) —HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the fourth quarter and full year ended December 31, 2014.

Highlights include:

Revenue

Fourth Quarter 2014:

•	Total revenue was $34.2 million, up 53% compared with the fourth quarter of 2013.

•	Subscription revenue was $31.3 million, up 52% compared with the fourth quarter of 2013.

•	Services revenue was $2.8 million, up 57% compared with the fourth quarter of 2013.

Full Year 2014:

•	Total revenue was $115.9 million, up 49% compared with 2013.

•	Subscription revenue was $106.3 million, up 50% compared with 2013.

•	Services revenue was $9.6 million, up 40% compared with 2013.

Operating Loss

Fourth Quarter 2014:

•	GAAP operating margin was (58.4%) for the quarter, compared with (37.4%) in the fourth quarter of 2013. This change reflects an increase of non-cash expenses that resulted from our public offering closing early in the fourth quarter.

•	Non-GAAP operating margin was (20.7%) for the quarter, an improvement of approximately 11 percentage points from (31.9%) in the fourth quarter of 2013.

•	GAAP operating loss was ($19.9) million for the quarter, compared to ($8.4) million in the fourth quarter of 2013.

•	Non-GAAP operating loss was ($7.1) million for the quarter, compared to ($7.1) million in the fourth quarter of 2013.

Full Year 2014:

•	GAAP operating margin was (41.9%) for 2014, an improvement of approximately 2 percentage points from (44.1%) in 2013.

•	Non-GAAP operating margin was (27.7%) for 2014, an improvement of approximately 11.5 percentage points from (39.2%) in 2013.

•	GAAP operating loss was ($48.6) million for 2014, compared to ($34.3) million in 2013.

•	Non-GAAP operating loss was ($32.1) million for 2014, compared to ($30.4) million in 2013.

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Net Loss attributable to common stockholders

Fourth Quarter 2014:

•	GAAP net loss attributable to common stockholders was ($20.0) million, or ($0.69) per share for the quarter, compared to ($8.4) million, or ($1.63) per share, in the fourth quarter of 2013.

•	Non-GAAP net loss attributable to common stockholders was ($7.1) million, or ($0.25) per share for the quarter, compared to ($7.2) million, or ($1.39) per share, in the fourth quarter of 2013.

•	Fourth quarter weighted average shares outstanding were 28.9 million compared to 5.2 million shares in the fourth quarter of 2013.

Full Year 2014:

•	GAAP net loss attributable to common stockholders was ($48.6) million, or ($4.20) per share for 2014, compared to ($34.3) million, or ($6.71) per share, in 2013.

•	Non-GAAP net loss attributable to common stockholders was ($32.1) million, or ($2.77) per share for 2014, compared to ($30.5) million, or ($5.97) per share, in 2013.

•	2014 weighted average shares outstanding were 11.6 million compared to 5.1 million shares in 2013.

“HubSpot continued its rapid growth in the fourth quarter of 2014,” said Brian Halligan, Chairman and CEO. “This was a terrific quarter. We added a record number of new customers, achieved strong financial results in both revenue growth and margin expansion, and saw continued growth in our domestic and international businesses. It is clear that we are still in the early innings of meeting the significant demand for marketing and sales technology that helps mid-market companies grow. We believe our integrated marketing and sales software platform, our balanced go to market strategy across direct and channel, and our large ecosystem of partners and fans uniquely positions HubSpot for the future.”

Additional Highlights for the Fourth Quarter and Full Year Ended December 31, 2014

Balance Sheet and Cash Flow

•	The company’s cash and cash equivalents balance was $123.7 million as of December 31, 2014.

•	During the full year ended December 31, 2014, the company used ($12.5) million of cash and cash equivalents in operations compared to ($19.8) million during the year ended December 31, 2013.

Recent Business Highlights

•	Grew total customers to 13,607 at December 31, 2014, up 35% from December 31, 2013.

•	Increased average subscription revenue per customer during the fourth quarter of 2014 to $9,530 from $8,377 in the fourth quarter of 2013.

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Business Outlook

Based on information available as of February 11, 2015, HubSpot is issuing guidance for the first quarter and full year of 2015 as indicated below.

First Quarter 2015:

•	Total revenue is expected to be in the range of $34.8 million to $35.8 million.

•	Non-GAAP operating loss is expected to in the range of ($7.9) million to ($6.9) million. This excludes stock-based compensation expense of approximately $5.5 million and amortization of acquired intangible assets of approximately $13 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.26) to ($0.22). This excludes stock-based compensation expense of approximately $5.5 million and amortization of acquired intangible assets of approximately $13 thousand. This assumes approximately 31.5 million weighted common shares outstanding.

Full Year 2015:

•	Total revenue is expected to be in the range of $159.0 million to $163.0 million.

•	Non-GAAP operating loss is expected to be in the range of ($36.0) million to ($32.0) million. This excludes stock-based compensation expense of approximately $21.4 million and amortization of acquired intangible assets of approximately $52 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($1.13) to ($0.97). This excludes stock-based compensation expense of approximately $21.4 million and amortization of acquired intangible assets of approximately $52 thousand. This assumes approximately 32.3 million weighted common shares outstanding.

Conference Call Information

HubSpot will host a conference call on Wednesday, February 11, 2015, at 5:00 p.m. Eastern Time (ET) to discuss its fourth quarter and full year 2014 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 50475229. Additionally, a live webcast of the conference call will be available in the “Investors” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 5 pm on February 19, 2015 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 50475229. An archived webcast of this conference call will also be available in the “Investors” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 13,500 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com .

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders for the fourth quarter and full year ended December 31, 2014, and 2013. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

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Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on November 13, 2014 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(In thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$123,721	$12,643
Accounts receivable, net	14,270	7,220
Deferred commission expense	5,995	3,991
Restricted cash	230	307
Prepaid hosting costs	1,777	2,958
Prepaid expenses and other current assets	3,516	1,566

Total current assets	149,509	28,685
Property and equipment, net	11,381	7,243
Capitalized software development costs, net	4,433	3,479
Restricted cash	—	1,610
Other assets	116	65
Intangible assets, net	89	147
Goodwill	9,330	9,330

Total assets	$174,858	$50,559

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,800	$2,547
Accrued compensation costs	7,660	5,079
Other accrued expenses	7,953	7,160
Capital lease obligation	100	96
Deferred rent	110	—
Deferred revenue	40,805	24,662

Total current liabilities	59,428	39,544
Capital lease obligation, net of current portion	78	203
Deferred rent, net of current portion	4,153	2,523
Deferred revenue, net of current portion	500	244

Total liabilities	64,159	42,514

Redeemable convertible preferred stock	—	101,293

Stockholders’ equity (deficit):
Common stock	32	5
Additional paid-in capital	265,113	12,898
Accumulated other comprehensive loss	(145)	(79)
Accumulated deficit	(154,301)	(106,072)

Total stockholders’ equity (deficit)	110,699	(93,248)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$174,858	$50,559

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Subscription	$31,325	$20,574	$106,319	$70,819
Professional services and other	2,832	1,805	9,557	6,815

Total revenue	34,157	22,379	115,876	77,634

Cost of Revenues:
Subscription	7,247	5,384	25,655	20,280
Professional services and other	3,275	2,486	11,425	8,759

Total cost of revenues	10,522	7,870	37,080	29,039

Gross profit	23,635	14,509	78,796	48,595

Operating expenses:
Research and development	11,140	4,041	25,638	15,018
Sales and marketing	24,109	14,393	78,809	53,158
General and administrative	8,325	4,441	22,958	14,669

Total operating expenses	43,574	22,875	127,405	82,845

Loss from operations	(19,939)	(8,366)	(48,609)	(34,250)

Other income (expense):
Interest income	42	5	46	34
Interest expense	(63)	(17)	(322)	(20)
Other income (expense)	171	(47)	564	(38)

Total other income (expense)	150	(59)	288	(24)

Loss before benefit from income taxes	(19,789)	(8,425)	(48,321)	(34,274)
Income tax benefit	92	—	92	—
Net loss	(19,697)	(8,425)	(48,229)	(34,274)
Preferred stock accretion	291	13	331	54

Net loss attributable to common stockholders	(19,988)	(8,438)	(48,560)	(34,328)

Net loss attributable to common stockholders per share, basic and diluted	$(0.69)	$(1.63)	$(4.20)	$(6.71)
Weighted average common shares used in computing basic and diluted net loss attributable to common stockholders per share:	28,918	5,187	11,562	5,113

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Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013
Operating Activities:
Net loss
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:	$(48,229)	$(34,274)
Depreciation and amortization	5,714	4,472
Stock-based compensation	16,358	3,464
Provision for deferred income taxes	(133)	—
Provision for doubtful accounts	632	523
Noncash rent expense	286	908
Unrealized currency translation	(213)	—
Changes in assets and liabilities
Accounts receivable	(7,890)	(2,478)
Prepaid expenses and other assets	(713)	(3,351)
Deferred commission expense	(2,004)	(1,155)
Accounts payable	286	(1,158)
Accrued expenses	4,734	4,259
Restricted cash	157	(67)
Deferred rent	1,467	258
Deferred revenue	17,084	8,791

Net cash and cash equivalents used in operating activities:	(12,464)	(19,808)

Investing Activities:
Purchases of property and equipment	(7,266)	(4,358)
Capitalization of software development costs	(4,634)	(3,432)
Acquisition of intangible assets	(80)	(190)
Restricted cash	1,500	(1,190)

Net cash and cash equivalents used in investing activities	(10,480)	(9,170)

Financing Activities:
IPO proceeds, net of offering costs paid of $2,924	130,764	—
Proceeds from exercise of options	3,794	621
Proceeds from draw-down on line of credit	18,000	—
Payments on line of credit	(18,000)	—
Repayments of capital lease obligation	(121)	(107)

Net cash and cash equivalents provided by financing activities	134,437	514

Effect of exchange rate changes on cash and cash equivalents	(415)	10

Net increase (decrease) in cash and cash equivalents	111,078	(28,454)

Cash, beginning of period	12,643	41,097

Cash and cash equivalents, end of period	$123,721	$12,643

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Reconciliation of non-GAAP operating loss and operating margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP operating loss	$(19,939)	$(8,366)	$(48,609)	$(34,250)
Stock-based compensation	12,844	1,069	16,358	3,464
Amortization of acquired intangible assets	13	152	138	359

Non-GAAP operating loss	$(7,082)	$(7,145)	$(32,113)	$(30,427)

GAAP operating margin	(58.4)%	(37.4)%	(41.9)%	(44.1)%
Non-GAAP operating margin	(20.7)%	(31.9)%	(27.7)%	(39.2)%

Reconciliation of non-GAAP net loss attributable to common stockholders

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP net loss attributable to common stockholders	$(19,988)	$(8,438)	$(48,560)	$(34,328)
Stock-based compensation	12,844	1,069	16,358	3,464
Amortization of acquired intangibles	13	152	138	359

Non-GAAP net loss attributable to common stockholders	$(7,131)	$(7,217)	$(32,064)	$(30,505)

Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.25)	$(1.39)	$(2.77)	$(5.97)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	28,918	5,187	11,562	5,113

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Reconciliation of non-GAAP expense and expense as a percentage of revenue (in thousands, except percentages)
	Three Months Ended December 31,
	2014					2013
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$7,247	$3,275	$11,140	$24,109	$8,325	$5,384	$2,486	$4,041	$14,393	$4,441
Stock-based compensation	(64)	(262)	(5,755)	(4,149)	(2,614)	(24)	(89)	(133)	(428)	(395)
Amortization of acquired intangibles	(6)	—	—	(7)	—	(152)	—	—	—	—

Non-GAAP expense	$7,177	$3,013	$5,385	$19,953	$5,711	$5,208	$2,397	$3,908	$13,965	$4,046

GAAP expense as a percentage of revenue	21%	10%	33%	71%	24%	24%	11%	18%	64%	20%
Non-GAAP expense as a percentage of revenue	21%	9%	16%	58%	17%	23%	11%	17%	62%	18%

	Year Ended December 31,
	2014					2013
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$25,655	$11,425	$25,638	$78,809	$22,958	$20,280	$8,759	$15,018	$53,158	$14,669
Stock-based compensation	(128)	(498)	(6,190)	(5,596)	(3,946)	(50)	(211)	(691)	(1,194)	(1,318)
Amortization of acquired intangibles	(118)	—	—	(20)	—	(359)	—	—	—	—

Non-GAAP expense	$25,409	$10,927	$19,448	$73,193	$19,012	$19,871	$8,548	$14,327	$51,964	$13,351

GAAP expense as a percentage of revenue	22%	10%	22%	68%	20%	26%	11%	19%	68%	19%
Non-GAAP expense as a percentage of revenue	22%	9%	17%	63%	16%	26%	11%	18%	67%	17%

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
GAAP subscription margin	$24,078	$15,190	$80,664	$50,539
Stock-based compensation	64	24	128	50
Amortization of acquired intangible assets	6	152	118	359

Non-GAAP subscription margin	$24,148	$15,366	$80,910	$50,948

GAAP subscription margin percentage	76.9%	73.8%	75.9%	71.4%
Non-GAAP subscription margin percentage	77.1%	74.7%	76.1%	71.9%

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Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Lisa Mullan, (857) 829-5429

investors@hubspot.com

Media Contact:

Laura Moran, (857) 829-5688

lmoran@hubspot.com

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